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                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                                  SECTION 906,
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enzon Pharmaceuticals, Inc. and Subsidiaries (the "Company") on Form 10-Q/A for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Craig A. Tooman, Executive Vice President Finance and Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1)      The Report fully complies with the requirements of section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                       By: /s/Craig A. Tooman
                                           -------------------
                                           Craig A. Tooman
                                           Executive Vice President Finance and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


         September 27, 2005


A signed original of this written statement required by section 906 has been provided to Enzon Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.